Exhibit 99.1

For further information:

Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

PrivateBancorp Reports First Quarter 2014 Earnings
Earnings per share of $0.44 for first quarter 2014, up 26 percent from first quarter 2013 and 2 percent from fourth quarter 2013

CHICAGO, April 17, 2014 - PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income of $34.5 million or $0.44 per diluted share for the first quarter 2014, compared to $27.3 million or $0.35 per diluted share for the first quarter 2013 and $33.7 million or $0.43 per diluted share for the fourth quarter 2013.

“We have built a strong commercial banking platform that drove us to our ninth-consecutive quarter of net income growth,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “First quarter net income increased 27 percent from a year ago, largely on the significant improvement in credit quality we have achieved over the last year. Our loan growth continued as commercial and industrial loans drove a $281 million net increase in total loans from the prior quarter. We have a strong team in place and I am confident in our ability to both capture new market share and to expand our business with our growing client base in this gradually improving economy.”

First Quarter 2014 Highlights

•	Return on average common equity improved to 10.5 percent and return on average assets improved to 1.0 percent for the first quarter 2014.

•
Net revenue was $135.8 million, up $1.5 million from the first quarter 2013 and comparable to the fourth quarter 2013, as loan growth and lower funding costs offset the impact of declining loan yields and lower noninterest income.

•
Operating profit of $60.0 million was $4.7 million higher than first quarter 2013 and comparable to the fourth quarter 2013. The increase relative to the first quarter 2013 was driven by lower noninterest expense, primarily the result of a decline in credit costs.

•	Total loans grew to $10.9 billion, up 9 percent from a year ago and 3 percent from December 31, 2013, primarily driven by commercial and industrial loans to new clients.

•
Total deposits were $11.9 billion, compared to $11.4 billion as of March 31, 2013, and $12.0 billion as of December 31, 2013. The loan-to-deposit ratio was 92 percent, as compared to 88 percent as of March 31, 2013, and 89 percent as of December 31, 2013.

•
Net interest margin was 3.23 percent, up 5 basis points from the fourth quarter 2013. The benefits of lower funding costs, reduced liquidity and interest recoveries on non-accrual loans overcame the impact of continued pricing pressure.

•
Provision for loan losses was $3.4 million, compared to $10.1 million for the first quarter 2013 and $4.9 million for the fourth quarter 2013, reflecting above average recoveries for the second consecutive quarter.

Operating Performance

Net interest income was $108.8 million in the first quarter 2014, an increase of 6 percent compared to the first quarter 2013, and comparable to the fourth quarter 2013, despite two fewer days in the first quarter. Compared to the previous periods, interest income benefited from higher average loan balances, while the competitive lending environment continued to put pressure on loan yields. Interest expense declined compared to the previous periods, reflecting lower deposit costs and a full quarter’s benefit of the prepayment of a subordinated debt facility in the fourth quarter 2013. Net interest margin was 3.23 percent in the first quarter 2014, compared to 3.18 percent in the fourth quarter 2013. Lower funding costs, reduced excess liquidity and interest recoveries on nonaccrual loans in the quarter offset continued pricing pressure.

Noninterest income was $26.2 million in the first quarter 2014, down $4.2 million compared to the first quarter 2013, primarily due to lower mortgage banking revenue and other income, as the prior year quarter included a $1.1 million gain on loan sale. Noninterest income was $26.7 million in the fourth quarter 2013.

Asset management revenue was $4.3 million for the first quarter 2014, compared to $4.4 million for the first quarter 2013 and $4.6 million for the fourth quarter 2013. The prior periods included fees generated by the investment management subsidiary sold at year-end. Assets under management and administration were $6.0 billion as of March 31, 2014, compared to $5.5 billion a year ago and $5.7 billion as of December 31, 2013, benefiting from growth in both managed and custody assets.

Capital markets revenue of $4.1 million declined from $5.7 million in the fourth quarter 2013. Excluding the impact of CVA in the quarter, capital markets revenue was $4.1 million, a decrease of $952,000 from the previous quarter, reflecting lower demand given the outlook for interest rates. Treasury management fees of $6.6 million grew 4 percent from the previous quarter, benefiting in part from new credit relationships. Syndication fees were $3.3 million, up $1.2 million compared to the fourth quarter 2013, as syndication activity increased from a typically slow fourth quarter.

Expenses

Noninterest expense was $75.8 million in the first quarter 2014, a decline of 4 percent from the first quarter 2013 and comparable to the fourth quarter 2013. Noninterest expense largely benefited from continued declines in credit-related costs. Net foreclosed property expense declined $3.8 million from the first quarter 2013 and $777,000 from the fourth quarter 2013, a result of reduced foreclosed property (“OREO”). Loan and collection expense was down $1.7 million from the first quarter 2013 and $1.3 million from the fourth quarter 2013, a result of reduced mortgage activity and lower workout-related costs.

Salary and employee benefits expense increased 3 percent from the first quarter 2013 and 5 percent from the fourth quarter 2013. Compared to the previous quarter, salary and benefits expense included seasonally higher payroll taxes and benefits, annual salary adjustments that went into effect during the quarter and a lower bonus accrual. Marketing expense, while up slightly compared to the first quarter 2013, declined $1.2 million compared to the fourth quarter 2013, reflecting seasonally lower advertising activity. The efficiency ratio was 55.8 percent in the first quarter 2014, compared to 58.8 percent in the first quarter 2013 and 55.7 percent in the fourth quarter 2013.

Credit Quality

Credit quality was in line with the previous quarter. Nonperforming assets were 0.82 percent of total assets at March 31, 2014, down from 1.51 percent at March 31, 2013, and 0.87 percent at December 31, 2013, largely due to OREO dispositions. At March 31, 2014, OREO was $23.6 million, down $50.3 million from March 31, 2013, and $5.0 million from December 31, 2013.

The allowance for loan losses as a percentage of total loans was 1.34 percent at March 31, 2014, and December 31, 2013. Provision for loan losses was $3.4 million for the first quarter 2014 compared to $4.9 million for the fourth quarter 2013. The current period provision was impacted by loan growth, changes in the composition of the loan portfolio and larger than average recoveries exceeding charge-offs. In the first quarter 2014, total charge-offs were $4.9 million, compared to $19.5 million for the first quarter 2013 and $11.4 million for the fourth quarter 2013.

Credit quality results exclude covered assets acquired through an FDIC-assisted transaction that are subject to a loss sharing agreement.

Balance Sheet

Total assets were $14.3 billion at March 31, 2014, up compared to $13.4 billion at March 31, 2013, and $14.1 billion at December 31, 2013. Total loans of $10.9 billion grew $891.2 million, or 9 percent, from March 31, 2013, and $281.0 million, or 3 percent, from the previous quarter end, benefiting largely from net loan growth of commercial and industrial and construction loans. At March 31, 2014, total commercial loans comprised 68 percent of total loans, up from 65 percent a year ago, and total commercial real estate and construction loans comprised 26 percent of total loans, down slightly from 27 percent at March 31, 2013. The Company's investment securities portfolio was $2.6 billion at March 31, 2014, up 8 percent from March 31, 2013, and 3 percent from December 31, 2013.

Total liabilities were $13.0 billion at March 31, 2014, up compared to $12.1 billion at March 31, 2013, and $12.8 billion compared to December 31, 2013. Total deposits were $11.9 billion at March 31, 2014, an increase of $493.9 million, or 4 percent, from March 31, 2013, and a decline of $127.5 million, or 1 percent, from December 31, 2013. At March 31, 2014, the loan-to-deposit ratio was 91.9 percent.

Noninterest bearing demand deposits comprised 26 percent of total deposits at March 31, 2014, as compared to 24 percent at March 31, 2013, and 26 percent at December 31, 2013.

Capital

As of March 31, 2014, the total risk-based capital ratio was 13.39 percent, the Tier 1 risk-based capital ratio was 11.19 percent, and the leverage ratio was 10.60 percent. The Tier 1 common capital ratio was 9.33 percent (excluding the effect of the final Basel III capital rules that go into effect January 2015) and the tangible common equity ratio was 8.74 percent at the end of the first quarter 2014.

Quarterly Conference Call and Webcast Presentation

PrivateBancorp will host a conference call Thursday, April 17, 2014, at 10 a.m. CDT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and entering passcode #15890768. A live webcast of the call can be accessed on the Company website at: investor.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast will be available beginning approximately two hours after the call until midnight April 30, 2014, by calling (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International) and entering passcode #15890768.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of March 31, 2014, the Company had 33 offices in 10 states and $14.3 billion in assets. The Company’s website is www.theprivatebank.com.

Forward-Looking Statements

Statements made in this press release that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws. Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward-looking statements include:

•	continued uncertainty regarding U.S. and global economic outlook that may impact market conditions or prolong weakness in demand for certain banking products and services;

•	unanticipated developments in pending or prospective loan transactions or greater than expected paydowns or payoffs of existing loans;

•	unanticipated changes in interest rates;

•	competitive pressures in the financial services industry that may affect the pricing of the Company’s loan and deposit products as well as its services;

•
unforeseen credit quality problems or changing economic conditions that could result in charge-offs greater than we have anticipated in our allowance for loan losses or changes in value of our investments;

•	lack of sufficient or cost-effective sources of liquidity or funding as and when needed;

•	loss of key personnel or an inability to recruit and retain appropriate talent;

•	potential impact of adapting to the new capital standards and capital stress testing requirements;

•	greater than anticipated impact on costs, revenues and offered products and services associated with the implementation of other regulatory changes; or

•	failures or disruptions to our data processing or other information or operational systems, including the potential impact of disruptions or breaches at our third party service providers.

These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. Readers should also consider the risks, assumptions and uncertainties set forth in the "Risk Factors" section of our Form 10-K for the year ended December 31, 2013, as well as those set forth in our subsequent periodic and current reports filed with the SEC. Forward-looking statements speak only as of the date they are made and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Non-U.S. GAAP Financial Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (U.S. GAAP) and non-U.S. GAAP based financial measures. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry. If non-U.S. GAAP financial measures are used, the comparable U.S. GAAP financial measure, as well as the reconciliation to the comparable U.S. GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with U.S. GAAP, nor are they necessarily comparable to non-U.S. GAAP performance measures that may be presented by other companies.

Editor's Note: Financial highlights attached. Full financial supplement available on the Company's website at investor.theprivatebank.com.

Consolidated Income Statements
(Amounts in thousands, except per share data)
(Unaudited)
	1Q14	4Q13	3Q13	2Q13	1Q13
Interest Income
Loans, including fees	$110,199	$110,723	$108,912	$107,407	$106,787
Federal funds sold and interest-bearing deposits in banks	142	221	111	112	208
Securities:
Taxable	13,255	13,038	12,931	12,519	12,822
Exempt from Federal income taxes	1,529	1,604	1,562	1,532	1,502
Other interest income	33	34	61	62	90
Total interest income	125,158	125,620	123,577	121,632	121,409
Interest Expense
Interest-bearing demand deposits	942	1,021	1,032	1,034	1,115
Savings deposits and money market accounts	3,974	4,169	3,895	3,887	4,399
Brokered and time deposits	4,806	5,062	5,014	4,956	5,129
Short-term and secured borrowings	196	161	161	410	118
Long-term debt	6,488	6,751	7,640	7,613	7,608
Total interest expense	16,406	17,164	17,742	17,900	18,369
Net interest income	108,752	108,456	105,835	103,732	103,040
Provision for loan and covered loan losses	3,707	4,476	8,120	8,843	10,357
Net interest income after provision for loan and covered loan losses	105,045	103,980	97,715	94,889	92,683
Non-interest Income
Asset management	4,347	4,613	4,570	4,800	4,394
Mortgage banking	1,632	1,858	2,946	3,198	4,170
Capital markets products	4,083	5,720	3,921	6,048	5,039
Treasury management	6,599	6,321	6,214	6,209	5,924
Loan, letter of credit and commitment fees	4,634	4,474	4,384	4,282	4,077
Syndication fees	3,313	2,153	4,322	3,140	3,832
Deposit service charges and fees and other income	1,297	1,322	1,298	1,196	2,391
Net securities gains	331	279	118	136	641
Total non-interest income	26,236	26,740	27,773	29,009	30,468
Non-interest Expense
Salaries and employee benefits	44,620	42,575	41,360	39,854	43,140
Net occupancy expense	7,776	7,548	7,558	7,387	7,534
Technology and related costs	3,283	3,443	3,343	3,476	3,464
Marketing	2,413	3,592	2,986	3,695	2,317
Professional services	2,759	2,393	2,465	1,782	1,899
Outsourced servicing costs	1,464	1,612	1,607	1,964	1,634
Net foreclosed property expenses	2,823	3,600	4,396	5,555	6,643
Postage, telephone, and delivery	825	845	852	981	843
Insurance	2,903	2,934	2,590	2,804	2,539
Loan and collection expense	1,056	2,351	1,345	2,280	2,777
Other expenses	5,828	4,934	2,767	7,477	6,173
Total non-interest expense	75,750	75,827	71,269	77,255	78,963
Income before income taxes	55,531	54,893	54,219	46,643	44,188
Income tax provision	21,026	21,187	21,161	17,728	16,918
Net income available to common stockholders	$34,505	$33,706	$33,058	$28,915	$27,270
Per Common Share Data
Basic earnings per share	$0.44	$0.43	$0.42	$0.37	$0.35
Diluted earnings per share	$0.44	$0.43	$0.42	$0.37	$0.35
Cash dividends declared	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted-average common shares outstanding	76,675	76,533	76,494	76,415	76,143
Weighted-average diluted common shares outstanding	77,417	76,967	76,819	76,581	76,203

Consolidated Balance Sheets
(Dollars in thousands)
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$233,685	$133,518	$247,460	$150,683	$118,583
Federal funds sold and interest-bearing deposits in banks	117,446	306,544	180,608	147,699	203,647
Loans held-for-sale	26,262	26,816	27,644	34,803	38,091
Securities available-for-sale, at fair value	1,577,406	1,602,476	1,611,022	1,580,179	1,457,433
Securities held-to-maturity, at amortized cost	1,023,214	921,436	931,342	955,688	959,994
Federal Home Loan Bank ("FHLB") stock	30,005	30,005	34,063	34,063	34,288
Loans – excluding covered assets, net of unearned fees	10,924,985	10,644,021	10,409,443	10,094,636	10,033,803
Allowance for loan losses	(146,768)	(143,109)	(145,513)	(148,183)	(153,992)
Loans, net of allowance for loan losses and unearned fees	10,778,217	10,500,912	10,263,930	9,946,453	9,879,811
Covered assets	94,349	112,746	140,083	158,326	176,855
Allowance for covered loan losses	(16,571)	(16,511)	(21,653)	(24,995)	(24,089)
Covered assets, net of allowance for covered loan losses	77,778	96,235	118,430	133,331	152,766
Other real estate owned, excluding covered assets	23,565	28,548	35,310	57,134	73,857
Premises, furniture, and equipment, net	39,556	39,704	36,445	37,025	38,373
Accrued interest receivable	39,273	37,004	35,758	38,325	39,205
Investment in bank owned life insurance	54,184	53,865	53,539	53,216	52,873
Goodwill	94,041	94,041	94,484	94,496	94,509
Other intangible assets	8,136	8,892	10,486	11,266	12,047
Derivative assets	44,528	48,422	57,771	57,361	90,303
Other assets	137,486	157,328	130,848	144,771	126,450
Total assets	$14,304,782	$14,085,746	$13,869,140	$13,476,493	$13,372,230
Liabilities
Demand deposits:
Noninterest-bearing	$3,103,736	$3,172,676	$3,106,986	$2,736,868	$2,756,879
Interest-bearing	1,466,095	1,470,856	1,183,471	1,234,134	1,390,955
Savings deposits and money market accounts	4,786,398	4,799,561	4,778,057	4,654,930	4,741,864
Brokered time deposits	1,097,865	1,119,777	1,303,596	1,190,796	983,625
Time deposits	1,432,067	1,450,771	1,460,446	1,491,604	1,518,980
Total deposits	11,886,161	12,013,641	11,832,556	11,308,332	11,392,303
Short-term and secured borrowings	333,400	8,400	131,400	308,700	107,775
Long-term debt	627,793	627,793	499,793	499,793	499,793
Accrued interest payable	6,251	6,326	6,042	5,963	6,787
Derivative liabilities	40,522	48,890	55,933	62,014	84,370
Other liabilities	67,409	78,792	69,728	58,651	49,137
Total liabilities	12,961,536	12,783,842	12,595,452	12,243,453	12,140,165
Equity
Common stock:
Voting	75,428	75,240	75,240	75,238	73,144
Nonvoting	1,585	1,585	1,585	1,585	3,536
Treasury stock	(1,697)	(6,415)	(7,303)	(9,001)	(9,631)
Additional paid-in capital	1,021,436	1,022,023	1,019,143	1,016,615	1,014,443
Retained earnings	233,347	199,627	166,700	134,423	106,288
Accumulated other comprehensive income, net of tax	13,147	9,844	18,323	14,180	44,285
Total equity	1,343,246	1,301,904	1,273,688	1,233,040	1,232,065
Total liabilities and equity	$14,304,782	$14,085,746	$13,869,140	$13,476,493	$13,372,230

Selected Financial Data
(Amounts in thousands, except per share data)
(Unaudited)
	1Q14		4Q13		3Q13		2Q13		1Q13
Selected Statement of Income Data:
Net interest income	$108,752		$108,456		$105,835		$103,732		$103,040
Net revenue (1)(2)	$135,788		$136,036		$134,426		$133,546		$134,292
Operating profit (1)(2)	$60,038		$60,209		$63,157		$56,291		$55,329
Provision for loan and covered loan losses	$3,707		$4,476		$8,120		$8,843		$10,357
Income before income taxes	$55,531		$54,893		$54,219		$46,643		$44,188
Net income available to common stockholders	$34,505		$33,706		$33,058		$28,915		$27,270
Per Common Share Data:
Basic earnings per share	$0.44		$0.43		$0.42		$0.37		$0.35
Diluted earnings per share	$0.44		$0.43		$0.42		$0.37		$0.35
Dividends declared	$0.01		$0.01		$0.01		$0.01		$0.01
Book value (period end) (1)	$17.21		$16.75		$16.40		$15.88		$15.87
Tangible book value (period end) (1)(2)	$15.90		$15.43		$15.05		$14.52		$14.49
Market value (close)	$30.51		$28.93		$21.40		$21.22		$18.89
Book value multiple	1.77	x	1.73	x	1.31	x	1.34	x	1.19	x
Share Data:
Weighted-average common shares outstanding	76,675		76,533		76,494		76,415		76,143
Weighted-average diluted common shares outstanding	77,417		76,967		76,819		76,581		76,203
Common shares issued (period end)	78,108		77,982		77,993		78,015		78,050
Common shares outstanding (period end)	78,049		77,708		77,680		77,630		77,649
Performance Ratio:
Return on average common equity	10.48%		10.28%		10.43%		9.28%		9.01%
Return on average assets	1.00%		0.96%		0.96%		0.86%		0.81%
Return on average tangible common equity (1)(2)	11.50%		11.33%		11.55%		10.30%		10.04%
Net interest margin (1)(2)	3.23%		3.18%		3.18%		3.22%		3.19%
Fee revenue as a percent of total revenue (1)	19.24%		19.61%		20.72%		21.77%		22.45%
Non-interest income to average assets	0.76%		0.76%		0.81%		0.87%		0.91%
Non-interest expense to average assets	2.19%		2.16%		2.07%		2.31%		2.35%
Net overhead ratio (1)	1.43%		1.40%		1.26%		1.44%		1.44%
Efficiency ratio (1)(2)	55.79%		55.74%		53.02%		57.85%		58.80%
Balance Sheet Ratios:
Loans to deposits (period end) (3)	91.91%		88.60%		87.97%		89.27%		88.08%
Average interest-earning assets to average interest-bearing liabilities	143.43%		144.87%		140.72%		139.76%		141.21%
Capital Ratios (period end):
Total risk-based capital (1)	13.39%		13.30%		13.48%		13.70%		13.58%
Tier 1 risk-based capital (1)	11.19%		11.08%		11.05%		11.04%		10.90%
Tier 1 leverage ratio (1)	10.60%		10.37%		10.32%		10.25%		9.86%
Tier 1 common equity to risk-weighted assets (1)(2)(4)	9.33%		9.19%		9.11%		9.05%		8.89%
Tangible common equity to tangible assets (1)(2)	8.74%		8.57%		8.49%		8.43%		8.48%
Total equity to total assets	9.39%		9.24%		9.18%		9.15%		9.21%

(1)	Refer to Glossary of Terms for definition.

(2)	This is a non-U.S. GAAP financial measure. Refer to "Non-U.S. GAAP Financial Measures" for a reconciliation from non-U.S. GAAP to U.S. GAAP.

(3)	Excludes covered assets. Refer to Glossary of Terms for definition.

(4)
For purposes of our presentation, we calculate this ratio under currently effective requirements and without giving effect to the final Basel III capital rules adopted and issued by the Federal Reserve Board in July 2013, which are effective January 1, 2014 with compliance required January 1, 2015.

Selected Financial Data (continued)
(Dollars in thousands)
(Unaudited)

	1Q14	4Q13	3Q13	2Q13	1Q13
Additional Selected Information:
(Increase) decrease credit valuation adjustment on capital markets derivatives (1)	$(66)	$619	$(521)	$1,882	$246
Salaries and employee benefits:
Salaries and wages	$24,973	$23,971	$23,639	$23,397	$24,015
Share-based costs	3,685	3,316	3,261	3,236	2,863
Incentive compensation, retirement costs and other employee benefits	15,962	15,288	14,460	13,221	16,262
Total salaries and employee benefits	$44,620	$42,575	$41,360	$39,854	$43,140

Provision (release) for unfunded commitments	$496	$1,019	$(1,346)	$467	$1,723

Assets under management and administration (AUMA) (1)	$6,036,381	$5,731,980	$5,570,614	$5,427,498	$5,515,199
Custody assets included in AUMA	$2,663,502	$2,506,291	$2,427,093	$2,351,163	$2,438,600

Basic and Diluted Earnings per Common Share
(Amounts in thousands, except per share data)

	1Q14	4Q13	3Q13	2Q13	1Q13
Basic earnings per common share
Net income available to common stockholders	$34,505	$33,706	$33,058	$28,915	$27,270
Earnings allocated to participating stockholders (2)	(613)	(664)	(655)	(576)	(538)
Earnings allocated to common stockholders	$33,892	$33,042	$32,403	$28,339	$26,732
Weighted-average common shares outstanding	76,675	76,533	76,494	76,415	76,143
Basic earnings per common share	$0.44	$0.43	$0.42	$0.37	$0.35
Diluted earnings per common share
Diluted earnings applicable to common stockholders (3)	$33,897	$33,046	$32,406	$28,340	$26,732
Weighted-average diluted common shares outstanding:
Weighted-average common shares outstanding	76,675	76,533	76,494	76,415	76,143
Dilutive effect of stock awards	742	434	325	166	60
Weighted-average diluted common shares outstanding	$77,417	$76,967	$76,819	$76,581	$76,203
Diluted earnings per common share	$0.44	$0.43	$0.42	$0.37	$0.35

(1)	Refer to Glossary of Terms for definition.

(2)
Participating stockholders are those that hold certain share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents. Such shares or units are considered participating securities (i.e., the Company’s deferred stock units and certain restricted stock units and nonvested restricted stock awards).

(3)
Earnings allocated to common stockholders for basic and diluted earnings per share may differ under the two-class method as a result of adding common stock equivalents for options to dilutive shares outstanding, which alters the ratio used to allocate earnings to common stockholders and participating securities for the purposes of calculating diluted earnings per share.

Loan Composition (excluding covered assets (1))
(Dollars in thousands)

	3/31/14	% of Total	12/31/13	% of Total	9/30/13	% of Total	6/30/13	% of Total	3/31/13	% of Total
	(Unaudited)		(Audited)		(Unaudited)		(Unaudited)		(Unaudited)
Commercial and industrial	$5,652,008	52%	$5,457,574	51%	$5,384,222	52%	$5,019,494	50%	$4,951,951	49%
Commercial - owner-occupied CRE	1,744,940	16%	1,674,260	16%	1,604,470	15%	1,641,973	16%	1,640,064	16%
Total commercial	7,396,948	68%	7,131,834	67%	6,988,692	67%	6,661,467	66%	6,592,015	65%
Commercial real estate	1,974,534	18%	1,987,307	19%	1,914,725	18%	1,981,541	20%	2,002,833	20%
Commercial real estate - multi-family	524,872	5%	513,194	5%	573,371	6%	520,160	5%	517,418	5%
Total commercial real estate	2,499,406	23%	2,500,501	24%	2,488,096	24%	2,501,701	25%	2,520,251	25%
Construction	335,476	3%	293,387	3%	237,440	3%	211,976	2%	174,077	2%
Residential real estate	337,832	3%	341,868	3%	346,619	3%	347,629	3%	368,569	4%
Home equity	147,574	1%	149,732	1%	148,058	1%	159,958	2%	162,035	2%
Personal	207,749	2%	226,699	2%	200,538	2%	211,905	2%	216,856	2%
Total loans	$10,924,985	100%	$10,644,021	100%	$10,409,443	100%	$10,094,636	100%	$10,033,803	100%

(1)	Refer to Glossary of Terms for definition.

Commercial Loans Composition by Industry Segment (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)
(Classified pursuant to the North American Industrial Classification System standard industry descriptions and represents our client's primary business activity)
	March 31, 2014		December 31, 2013
	Amount	% of Total	Amount	% of Total
Manufacturing	$1,693,837	23%	$1,583,679	22%
Healthcare	1,733,221	23%	1,653,596	23%
Wholesale trade	680,930	9%	695,049	10%
Finance and insurance	619,757	8%	643,119	9%
Real estate, rental and leasing	461,619	6%	444,210	6%
Professional, scientific and technical services	462,657	7%	454,373	7%
Administrative, support, waste management and remediation services	433,379	6%	449,777	6%
Architecture, engineering and construction	258,868	3%	249,444	4%
Retail	263,924	4%	223,541	3%
All other (2)	788,756	11%	735,046	10%
Total commercial (3)	$7,396,948	100%	$7,131,834	100%

Commercial Real Estate and Construction Loan Portfolio by Collateral Type
(Unaudited)
	March 31, 2014		December 31, 2013
	Amount	% of Total	Amount	% of Total
Commercial Real Estate Portfolio
Land	$205,705	8%	$216,176	9%
Residential 1-4 family	99,917	4%	103,568	4%
Multi-family	524,872	21%	513,194	20%
Industrial/warehouse	275,065	11%	271,230	11%
Office	461,379	18%	470,790	19%
Retail	494,728	20%	490,955	19%
Healthcare	150,528	6%	167,226	7%
Mixed use/other	287,212	12%	267,362	11%
Total commercial real estate	$2,499,406	100%	$2,500,501	100%
Construction Portfolio
Residential 1-4 family	$22,880	7%	$20,960	7%
Multi-family	88,075	26%	58,131	20%
Industrial/warehouse	20,054	6%	29,343	10%
Office	23,375	7%	20,596	7%
Retail	89,397	27%	83,640	28%
Healthcare	60,234	18%	43,506	15%
Mixed use/other	31,461	9%	37,211	13%
Total construction	$335,476	100%	$293,387	100%

(1)	Refer to Glossary of Terms for definition.

(2)	All other consists of numerous smaller balances across a variety of industries with no category greater than 3%.

(3)	Includes owner-occupied commercial real estate of $1.7 billion at March 31, 2014 and $1.7 billion at December 31, 2013.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)
	1Q14	4Q13	3Q13	2Q13	1Q13
Credit Quality Key Ratios
Net (recoveries) charge-offs (annualized) to average loans	-0.01%	0.28%	0.40%	0.56%	0.70%
Nonperforming loans to total loans	0.86%	0.89%	1.09%	1.20%	1.28%
Nonperforming loans to total assets	0.66%	0.67%	0.82%	0.90%	0.96%
Nonperforming assets to total assets	0.82%	0.87%	1.07%	1.33%	1.51%
Allowance for loan losses to:
Total loans	1.34%	1.34%	1.40%	1.47%	1.53%
Nonperforming loans	156%	152%	128%	122%	120%
Nonperforming assets
Loans past due 90 days and accruing	$—	$—	$—	$—	$—
Nonaccrual loans	93,827	94,238	113,286	121,759	128,657
OREO	23,565	28,548	35,310	57,134	73,857
Total nonperforming assets	$117,392	$122,786	$148,596	$178,893	$202,514
Restructured loans accruing interest	$26,462	$20,176	$32,343	$48,281	$46,591
Loans past due and still accruing
30-59 days	$4,296	$7,854	$3,602	$7,750	$14,135
60-89 days	$8,791	$1,016	$3,000	$3,016	$7,036
Total loans past due and still accruing	$13,087	$8,870	$6,602	$10,766	$21,171
Special mention loans	$87,329	$71,257	$67,518	$92,880	$106,446
Potential problem loans	$106,474	$101,772	$101,324	$97,196	$78,185

Nonperforming Loans Rollforward
Beginning balance	$94,238	$113,286	$121,759	$128,657	$138,780
Additions:
New nonaccrual loans	14,882	20,082	25,642	26,190	31,331
Reductions:
Return to performing status	(119)	(370)	—	(2,288)	—
Paydowns and payoffs, net of advances	(3,326)	(16,464)	(12,205)	(246)	(885)
Net sales	(6,327)	(4,438)	(1,119)	(12,601)	(12,809)
Transfer to OREO	(689)	(6,642)	(1,036)	(3,366)	(6,266)
Transfer to loans held for sale	—	—	(7,359)	—	(2,240)
Charge-offs	(4,832)	(11,216)	(12,396)	(14,587)	(19,254)
Total reductions	(15,293)	(39,130)	(34,115)	(33,088)	(41,454)
Balance at end of period	$93,827	$94,238	$113,286	$121,759	$128,657

OREO Rollforward
Beginning balance	$28,548	$35,310	$57,134	$73,857	$81,880
New foreclosed properties	689	6,642	1,036	3,366	6,266
Valuation adjustments	(1,463)	(3,138)	(5,734)	(6,128)	(4,458)
Disposals:
Sales proceeds	(3,892)	(10,273)	(18,902)	(14,677)	(9,067)
Net (loss) gains on sale	(317)	7	1,776	716	(764)
Balance at end of period	$23,565	$28,548	$35,310	$57,134	$73,857

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

Credit Quality Indicators
	Special Mention Loans	% of Portfolio Loan Type	Potential Problem Loans	% of Portfolio Loan Type	Non-Performing Loans	% of Portfolio Loan Type	Total Loans
March 31, 2014
Commercial	$79,362	1.1%	$92,962	1.3%	$31,074	0.4%	$7,396,948
Commercial real estate	1,004	*	4,677	0.2%	40,928	1.6%	2,499,406
Construction	—	—%	—	—%	—	—%	335,476
Residential real estate	4,000	1.2%	6,613	2.0%	9,354	2.8%	337,832
Home equity	2,774	1.9%	2,171	1.5%	11,846	8.0%	147,574
Personal	189	0.1%	51	*	625	0.3%	207,749
Total	$87,329	0.8%	$106,474	1.0%	$93,827	0.9%	$10,924,985

December 31, 2013
Commercial	$62,272	0.9%	$87,391	1.2%	$24,779	0.3%	$7,131,834
Commercial real estate	1,016	*	4,489	0.2%	46,953	1.9%	2,500,501
Construction	—	—%	—	—%	—	—%	293,387
Residential real estate	4,898	1.4%	7,177	2.1%	9,976	2.9%	341,868
Home equity	2,884	1.9%	2,538	1.7%	11,879	7.9%	149,732
Personal	187	0.1%	177	0.1%	651	0.3%	226,699
Total	$71,257	0.7%	$101,772	1.0%	$94,238	0.9%	$10,644,021

*	Less than 0.1%.

Nonaccrual loans
	1Q14	4Q13	3Q13	2Q13	1Q13
Nonaccrual loans
Commercial	$31,074	$24,779	$26,881	$47,782	$31,323
Commercial real estate	40,928	46,953	62,954	45,759	63,643
Construction	—	—	—	—	402
Residential real estate	9,354	9,976	11,237	12,812	14,966
Personal and home equity	12,471	12,530	12,214	15,406	18,323
Total	$93,827	$94,238	$113,286	$121,759	$128,657
Nonaccrual loans as a percent of total loan type:
Commercial	0.4%	0.4%	0.4%	0.7%	0.5%
Commercial real estate	1.6%	1.9%	2.5%	1.8%	2.5%
Construction	—%	—%	—%	—%	0.2%
Residential real estate	2.8%	2.9%	3.2%	3.7%	4.1%
Personal and home equity	3.5%	3.3%	3.5%	4.1%	4.8%
Total	0.9%	0.9%	1.1%	1.2%	1.3%

(1)	Refer to Glossary of Terms for definition.

Nonaccrual Loan Stratification (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
March 31, 2014
Amount:
Commercial	$—	$16,289	$—	$6,585	$8,200	$31,074
Commercial real estate	—	14,325	7,693	2,563	16,347	40,928
Residential real estate	—	—	3,438	—	5,916	9,354
Personal and home equity	—	—	—	—	12,471	12,471
Total	$—	$30,614	$11,131	$9,148	$42,934	$93,827

Number of borrowers:
Commercial	—	2	—	3	25	30
Commercial real estate	—	2	2	1	28	33
Residential real estate	—	—	1	—	28	29
Personal and home equity	—	—	—	—	51	51
Total	—	4	3	4	132	143

December 31, 2013
Amount:
Commercial	$—	$9,393	$3,749	$5,150	$6,487	$24,779
Commercial real estate	—	15,440	9,035	7,583	14,895	46,953
Residential real estate	—	—	3,438	—	6,538	9,976
Personal and home equity	—	—	—	—	12,530	12,530
Total	$—	$24,833	$16,222	$12,733	$40,450	$94,238

Number of borrowers:
Commercial	—	1	1	2	23	27
Commercial real estate	—	2	2	4	26	34
Residential real estate	—	—	1	—	30	31
Personal and home equity	—	—	—	—	46	46
Total	—	3	4	6	125	138

(1)	Refer to Glossary of Terms for definition.

Foreclosed Real Estate (OREO), excluding covered assets (1)
(Dollars in thousands)
(Unaudited)

OREO Properties by Type

	March 31, 2014			December 31, 2013
	Number of Properties	Amount	% of Total	Number of Properties	Amount	% of Total
Single-family homes	11	$1,733	7%	12	$3,405	12%
Land parcels	140	10,746	46%	142	12,710	44%
Multi-family	1	124	1%	1	175	1%
Office/industrial	15	10,005	42%	20	11,301	40%
Retail	1	957	4%	1	957	3%
Total	168	$23,565	100%	176	$28,548	100%

(1)	Refer to Glossary of Terms for definition.

Allowance for Loan Losses (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)
	1Q14	4Q13	3Q13	2Q13	1Q13
Change in allowance for loan losses:
Balance at beginning of period	$143,109	$145,513	$148,183	$153,992	$161,417
Loans charged-off:
Commercial	(1,487)	(1,536)	(7,285)	(2,372)	(11,146)
Commercial real estate	(2,582)	(7,297)	(1,706)	(8,725)	(7,566)
Construction	—	—	—	—	70
Residential real estate	(235)	(1,887)	(395)	(783)	(436)
Home equity	(447)	(591)	(2,146)	(334)	(374)
Personal	(130)	(51)	(893)	(2,776)	(5)
Total charge-offs	(4,881)	(11,362)	(12,425)	(14,990)	(19,457)
Recoveries on loans previously charged-off:
Commercial	3,662	2,898	1,301	459	396
Commercial real estate	688	302	366	141	1,364
Construction	7	7	7	25	9
Residential real estate	300	4	7	2	2
Home equity	28	80	135	199	61
Personal	406	757	142	46	52
Total recoveries	5,091	4,048	1,958	872	1,884
Net recoveries (charge-offs)	210	(7,314)	(10,467)	(14,118)	(17,573)
Provisions charged to operating expenses	3,449	4,910	7,797	8,309	10,148
Balance at end of period	$146,768	$143,109	$145,513	$148,183	$153,992

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$81,402	$75,873	$74,734	$64,868	$57,280
Commercial real estate	28,096	29,826	30,843	36,820	45,030
Construction	3,547	3,338	3,314	2,626	2,011
Residential real estate	4,780	5,143	4,254	4,945	5,800
Home equity	3,226	3,262	2,952	3,070	3,700
Personal	2,950	3,290	2,718	3,130	2,900
Total allocated	124,001	120,732	118,815	115,459	116,721
Specific reserve	22,767	22,377	26,698	32,724	37,271
Total	$146,768	$143,109	$145,513	$148,183	$153,992

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	56%	53%	52%	44%	37%
Commercial real estate	19%	21%	21%	25%	29%
Construction	2%	2%	2%	2%	1%
Residential real estate	3%	4%	3%	3%	4%
Home equity	2%	2%	2%	2%	3%
Personal	2%	2%	2%	2%	2%
Total allocated	84%	84%	82%	78%	76%
Specific reserve	16%	16%	18%	22%	24%
Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
Total loans	1.34%	1.34%	1.40%	1.47%	1.53%
Nonperforming loans	156%	152%	128%	122%	120%

(1)	Refer to Glossary of Terms for definition.

Deposits
(Dollars in thousands)

	3/31/14	% of Total	12/31/13	% of Total	9/30/13	% of Total	6/30/13	% of Total	3/31/13	% of Total
	(Unaudited)		(Audited)		(Unaudited)		(Unaudited)		(Unaudited)
Noninterest-bearing deposits	$3,103,736	26%	$3,172,676	26%	$3,106,986	26%	$2,736,868	24%	$2,756,879	24%
Interest-bearing demand deposits	1,466,095	12%	1,470,856	12%	1,183,471	10%	1,234,134	11%	1,390,955	12%
Savings deposits	288,686	3%	284,482	2%	260,822	2%	245,133	2%	245,762	2%
Money market accounts	4,497,712	38%	4,515,079	38%	4,517,235	38%	4,409,797	39%	4,496,102	40%
Brokered time deposits:
Traditional	458,344	4%	408,365	3%	548,429	5%	445,666	4%	330,851	3%
Client CDARS(1)	639,521	5%	711,412	7%	755,167	7%	695,130	6%	652,774	6%
Non-client CDARS(1)	—	—%	—	—%	—	—%	50,000	1%	—	—%
Total brokered time deposits	1,097,865	9%	1,119,777	10%	1,303,596	12%	1,190,796	11%	983,625	9%
Time deposits	1,432,067	12%	1,450,771	12%	1,460,446	12%	1,491,604	13%	1,518,980	13%
Total deposits	$11,886,161	100%	$12,013,641	100%	$11,832,556	100%	$11,308,332	100%	$11,392,303	100%
Client deposits(1)	$11,427,817	96%	$11,605,276	97%	$11,284,127	95%	$10,812,666	95%	$11,061,452	97%

(1)	Refer to Glossary of Terms for definition.

Net Interest Margin
(Dollars in thousands)
(Unaudited)
	Quarters Ended
	March 31, 2014			December 31, 2013			March 31, 2013
	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
Assets:
Federal funds sold and interest-bearing deposits in banks	$233,311	$142	0.24%	$352,247	$221	0.24%	$335,916	$208	0.25%
Securities:
Taxable	2,237,628	13,255	2.37%	2,234,704	13,038	2.33%	2,106,304	12,822	2.44%
Tax-exempt (2)	265,551	2,329	3.51%	267,966	2,444	3.65%	220,522	2,286	4.15%
Total securities	2,503,179	15,584	2.49%	2,502,670	15,482	2.47%	2,326,826	15,108	2.60%
FHLB stock	30,005	33	0.44%	30,269	34	0.43%	38,129	90	0.94%
Loans, excluding covered assets:
Commercial	7,186,657	78,215	4.35%	7,023,617	78,550	4.38%	6,529,029	71,256	4.37%
Commercial real estate	2,487,677	22,009	3.54%	2,468,364	22,738	3.60%	2,651,132	25,392	3.83%
Construction	315,136	3,077	3.91%	263,992	2,691	3.99%	188,211	1,953	4.15%
Residential	350,388	3,357	3.83%	357,996	3,324	3.71%	406,091	3,762	3.71%
Personal and home equity	362,335	2,753	3.08%	358,003	2,871	3.18%	389,395	3,206	3.34%
Total loans, excluding covered assets (3)	10,702,193	109,411	4.09%	10,471,972	110,174	4.12%	10,163,858	105,569	4.16%
Covered assets (4)	95,842	788	3.30%	115,474	549	1.87%	161,842	1,218	3.02%
Total interest-earning assets (2)	13,564,530	$125,958	3.72%	13,472,632	$126,460	3.69%	13,026,571	$122,193	3.75%
Cash and due from banks	146,746			151,792			142,925
Allowance for loan and covered loan losses	(164,933)			(168,901)			(188,894)
Other assets	483,870			500,949			636,726
Total assets	$14,030,213			$13,956,472			$13,617,328
Liabilities and Equity:
Interest-bearing demand deposits	$1,293,652	$942	0.30%	$1,291,824	$1,021	0.31%	$1,264,740	$1,115	0.36%
Savings deposits	284,703	196	0.28%	275,656	200	0.29%	274,310	164	0.24%
Money market accounts	4,660,158	3,778	0.33%	4,643,505	3,969	0.34%	4,566,766	4,235	0.38%
Time deposits	1,443,401	3,642	1.02%	1,473,248	3,805	1.02%	1,525,931	3,936	1.05%
Brokered time deposits	1,104,107	1,164	0.43%	1,192,264	1,257	0.42%	1,000,613	1,193	0.48%
Total interest-bearing deposits	8,786,021	9,722	0.45%	8,876,497	10,252	0.46%	8,632,360	10,643	0.50%
Short-term and secured borrowings	43,289	196	1.81%	11,063	161	5.67%	92,906	118	0.51%
Long-term debt	627,793	6,488	4.13%	412,467	6,751	6.53%	499,793	7,608	6.09%
Total interest-bearing liabilities	9,457,103	16,406	0.70%	9,300,027	17,164	0.73%	9,225,059	18,369	0.80%
Noninterest-bearing demand deposits	3,101,219			3,207,659			3,005,007
Other liabilities	136,478			147,893			159,634
Equity	1,335,413			1,300,893			1,227,628
Total liabilities and equity	$14,030,213			$13,956,472			$13,617,328
Net interest spread (2)			3.02%			2.96%			2.95%
Contribution of noninterest-bearing sources of funds			0.21%			0.22%			0.24%
Net interest income/margin (2)		109,552	3.23%		109,296	3.18%		103,824	3.19%
Less: tax equivalent adjustment		800			840			784
Net interest income, as reported		$108,752			$108,456			$103,040

(1)	Interest income included $6.2 million, $7.1 million, and $5.1 million in loan fees for the quarter ended March 31, 2014, December 31, 2013, and March 31, 2013, respectively.

(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure.

(3)
Average loans on a nonaccrual basis for the recognition of interest income totaled $93.0 million, $108.1 million, and $137.0 million for the quarter ended March 31, 2014, December 31, 2013, and March 31, 2013, respectively, and are included in loans for purposes of this analysis. Interest foregone on nonperforming loans was estimated to be approximately $870,000, $1.1 million and $1.4 million for the quarter ended March 31, 2014, December 31, 2013, and March 31, 2013, respectively, based on the average loan portfolio yield for the corresponding period.

(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5)	Refer to Glossary of Terms for definition.

NON-U.S. GAAP FINANCIAL MEASURES

This press release contains both U.S. GAAP and non-U.S. GAAP based financial measures. These non-U.S. GAAP financial measures include net interest income, net interest margin, net revenue, operating profit, and efficiency ratio all on a fully taxable-equivalent basis, return on average tangible common equity, Tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

In addition to capital ratios defined by banking regulators, we also consider various measures when evaluating capital utilization and adequacy, including return on average tangible common equity, Tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. All of these measures exclude the ending balances of goodwill and other intangibles while certain of these ratios exclude preferred capital components. Because U.S. GAAP does not include capital ratio measures, we believe there are no comparable U.S. GAAP financial measures to these ratios. We believe these non-U.S. GAAP financial measures are relevant because they provide information that is helpful in assessing the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and this may affect the usefulness of these measures to investors. Calculations of the Tier 1 common equity to risk-weighted assets ratio contained herein exclude the effect of the final Basel III capital rules adopted and issued by the Federal Reserve Board in July 2013, which are effective January 1, 2014 with compliance required January 1, 2015.

Non-U.S. GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-U.S. GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under U.S. GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure.

Non-U.S. GAAP Financial Measures
(Amounts in thousands)
(Unaudited)

The following table reconciles non-U.S. GAAP financial measures to U.S. GAAP.

	Quarters Ended
	2014	2013
	March 31	December 31	September 30	June 30	March 31
Taxable-equivalent net interest income
U.S. GAAP net interest income	$108,752	$108,456	$105,835	$103,732	$103,040
Taxable-equivalent adjustment	800	840	818	805	784
Taxable-equivalent net interest income (a)	$109,552	$109,296	$106,653	$104,537	$103,824

Average Earning Assets (b)	$13,564,530	$13,472,632	$13,154,557	$12,858,942	$13,026,571

Net Interest Margin ((a) annualized) / (b)	3.23%	3.18%	3.18%	3.22%	3.19%

Net Revenue
Taxable-equivalent net interest income	$109,552	$109,296	$106,653	$104,537	$103,824
U.S. GAAP non-interest income	26,236	26,740	27,773	29,009	30,468
Net revenue (c)	$135,788	$136,036	$134,426	$133,546	$134,292

Operating Profit
U.S. GAAP income before income taxes	$55,531	$54,893	$54,219	$46,643	$44,188
Provision for loan and covered loan losses	3,707	4,476	8,120	8,843	10,357
Taxable-equivalent adjustment	800	840	818	805	784
Operating profit	$60,038	$60,209	$63,157	$56,291	$55,329

Efficiency Ratio
U.S. GAAP non-interest expense (d)	$75,750	$75,827	$71,269	$77,255	$78,963
Net revenue	$135,788	$136,036	$134,426	$133,546	$134,292
Efficiency ratio (d) / (c)	55.79%	55.74%	53.02%	57.85%	58.80%

Adjusted Net Income
U.S. GAAP net income available to common stockholders	$34,505	$33,706	$33,058	$28,915	$27,270
Amortization of intangibles, net of tax	458	471	472	473	473
Adjusted net income (e)	$34,963	$34,177	$33,530	$29,388	$27,743

Average Tangible Common Equity
U.S. GAAP average total equity	$1,335,413	$1,300,893	$1,257,541	$1,250,141	$1,227,628
Less: average goodwill	94,041	94,477	94,494	94,506	94,519
Less: average other intangibles	8,506	10,074	10,865	11,644	12,426
Average tangible common equity (f)	$1,232,866	$1,196,342	$1,152,182	$1,143,991	$1,120,683

Return on average tangible common equity ((e) annualized) / (f)	11.50%	11.33%	11.55%	10.30%	10.04%

Non-U.S. GAAP Financial Measures (continued)
(Amounts in thousands)
(Unaudited)

	2014	2013
	March 31	December 31	September 30	June 30	March 31
Tier 1 Common Capital
U.S. GAAP total equity	$1,343,246	$1,301,904	$1,273,688	$1,233,040	$1,232,065
Trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: accumulated other comprehensive income, net of tax	13,147	9,844	18,323	14,180	44,285
Less: goodwill	94,041	94,041	94,484	94,496	94,509
Less: other intangibles	8,136	8,892	10,486	11,266	12,047
Tier 1 risk-based capital	1,472,715	1,433,920	1,395,188	1,357,891	1,326,017
Less: preferred stock	—	—	—	—	—
Less: trust preferred securities	244,793	244,793	244,793	244,793	244,793
Tier 1 common capital (g)	$1,227,922	$1,189,127	$1,150,395	$1,113,098	$1,081,224

Tangible Common Equity
U.S. GAAP total equity	$1,343,246	$1,301,904	$1,273,688	$1,233,040	$1,232,065
Less: goodwill	94,041	94,041	94,484	94,496	94,509
Less: other intangibles	8,136	8,892	10,486	11,266	12,047
Tangible equity (h)	1,241,069	1,198,971	1,168,718	1,127,278	1,125,509
Less: preferred stock	—	—	—	—	—
Tangible common equity (i)	$1,241,069	$1,198,971	$1,168,718	$1,127,278	$1,125,509

Tangible Assets
U.S. GAAP total assets	$14,304,782	$14,085,746	$13,869,140	$13,476,493	$13,372,230
Less: goodwill	94,041	94,041	94,484	94,496	94,509
Less: other intangibles	8,136	8,892	10,486	11,266	12,047
Tangible assets (j)	$14,202,605	$13,982,813	$13,764,170	$13,370,731	$13,265,674

Risk-weighted Assets (k)	$13,160,955	$12,938,576	$12,630,779	$12,294,375	$12,164,677

Period-end Common Shares Outstanding (l)	78,049	77,708	77,680	77,630	77,649

Ratios:
Tier 1 common equity to risk-weighted assets (g) / (k)	9.33%	9.19%	9.11%	9.05%	8.89%
Tangible equity to tangible assets (h) / (j)	8.74%	8.57%	8.49%	8.43%	8.48%
Tangible equity to risk-weighted assets (h) / (k)	9.43%	9.27%	9.25%	9.17%	9.25%
Tangible common equity to tangible assets (i) / (j)	8.74%	8.57%	8.49%	8.43%	8.48%
Tangible book value (i) / (l)	$15.90	$15.43	$15.05	$14.52	$14.49

Glossary of Terms

Assets under management and administration (“AUMA”) - Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value - Total common equity divided by outstanding shares of common stock at end of period.

CDARS® deposit program - A deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered time deposits for regulatory deposit purposes; however, we classify certain of these deposits as client CDARS® due to the source being our client relationships and are, therefore, not traditional ‘brokered’ time deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered time deposit program.

Client deposits - Total deposits, net of traditional brokered time deposits and non-client CDARS®.

Common equity - Total equity less preferred stock.

Covered assets - Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Credit quality indicators - We have adopted an internal risk rating policy in which each loan is rated for credit quality with a numerical rating of 1 through 8. Loans rated 5 and better (1-5 ratings, inclusive) are credits that exhibit acceptable financial performance, cash flow, and leverage. We attempt to mitigate risk by loan structure, collateral, monitoring, and other credit risk management controls. Credits rated 6 are performing in accordance with contractual terms but are considered "special mention" as these credits demonstrate potential weakness that if left unresolved, may result in deterioration in the Company’s credit position and/or the repayment prospects for the credit. Borrowers rated special mention may exhibit adverse operating trends, high leverage, tight liquidity or other credit concerns. Loans rated 7 may be classified as either accruing ("potential problem") or nonaccrual ("nonperforming"). Potential problem loans, like special mention, are loans that are performing in accordance with contractual terms, but for which management has some level of concern (greater than that of special mention loans) about the ability of the borrowers to meet existing repayment terms in future periods. These loans continue to accrue interest but the ultimate collection of these loans in full is questionable due to the same conditions that characterize a 6-rated credit. These credits may also have somewhat increased risk profiles as a result of the current net worth and/or paying capacity of the obligor or guarantors or the value of the collateral pledged. These loans generally have a well-defined weakness that may jeopardize collection of the debt and are characterized by the distinct possibility that the Company may sustain some loss if the deficiencies are not resolved. Although these loans are generally identified as potential problem loans and require additional attention by management, they may never become nonperforming. Nonperforming loans include nonaccrual loans risk rated 7 or 8 and have all the weaknesses inherent in a 7-rated potential problem loan with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently-existing facts, conditions and values, highly questionable and improbable. Special mention, potential problem and nonperforming loans are reviewed at a minimum on a quarterly basis, while all other rated credits over a certain dollar threshold, depending on loan type, are reviewed annually or more frequently as the situation warrants.

Credit valuation adjustment ("CVA") - An adjustment may need to be incorporated into the valuation of derivative instruments for nonperformance risk to include the counterparty’s credit risk and the Company’s own credit risk. This adjustment is referred to as the CVA. The CVA represents the credit component of fair value with regard to both client-based trades and the related matched trades with interbank dealer counterparties.

Efficiency ratio - Total non-interest expense divided by the sum of net interest income on a tax-equivalent basis and non-interest income. This is a non-U.S. GAAP financial measure.

Fee revenue as percent of total revenue ratio - Total non-interest income less net securities gains (losses) divided by the sum of net interest income and non-interest income less net securities gains (losses).

U.S. GAAP - Accounting principles generally accepted in the United States of America.

Net interest margin - Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average interest-earning assets. The annualization of net interest income for the quarterly yield takes into consideration the interest payment convention at the product level. This is a non-U.S. GAAP financial measure.

Glossary of Terms (continued)

Net interest spread - The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio - Total non-interest expense less non-interest income divided by average total assets.

Net revenue - The sum of taxable equivalent net interest income and non-interest income. This is a non-U.S. GAAP financial measure.

Non-U.S. GAAP - Certain financial measures within this document that are not formally defined by U.S. GAAP or codified in the federal banking regulations. A reconciliation of these non-U.S. GAAP financial measures may be found on the previous pages.

Operating profit - The sum of U.S. GAAP income before income taxes, provision for loan and covered loan losses and taxable-equivalent adjustment. This is a non-U.S. GAAP financial measure.

Return on average tangible common equity - Annualized net income available to common stockholders, adjusted for tax-affected amortization of intangibles, divided by average tangible common equity. Average tangible common equity equals average total equity less average goodwill, average intangible assets, and average preferred stock. This is a non-U.S. GAAP financial measure.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as currently defined by the Board of Governors of the Federal Reserve System without giving effect to the final Basel III capital rules adopted and issued by the Federal Reserve Board in July 2013, which are effective January 1, 2014 with compliance required January 1, 2015) to assets and off-balance sheet instruments.

Tangible book value - Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-U.S. GAAP financial measure.

Tangible common equity to tangible assets ratio - Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-U.S. GAAP financial measure.

Taxable-equivalent net interest income - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under U.S. GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests, as calculated under currently effective requirements and without giving effect to the final Basel III capital rules recently adopted and issued by the Federal Reserve Board in July 2013.

Tier 1 equity to risk-weighted assets ratio - Tier 1 common capital divided by period-end risk-weighted assets. This is a non-U.S. GAAP financial measure and for purposes of our presentation we calculate risk-weighted assets under currently effective requirements and not under the final Basel III capital rules adopted and issued by the Federal Reserve Board in July 2013, which are effective January 1, 2014 with compliance required January 1, 2015.

Tier 1 leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Tier 1 risk-based capital - Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding gains (losses) on available-for-sale equity securities, available-for-sale debt securities, and cash flow hedge derivatives.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.